QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.34

MODIFICATION AGREEMENT

        WHEREAS, on August 30, 2002 DFW RESTAURANT TRANSFER CORP., a Texas corporation ("Borrower) executed and delivered to NS ASSOCIATES I, LTD., a Texas limited partnership ("Lender"), a Promissory Note in the original principal amount of Twenty-Three Million Two Hundred Sixty-Eight Thousand Dollars ($23,268,000) payable to the order of Lender (the "Note"); and

        WHEREAS, the Note is secured by a Security Agreement of even date therewith between Borrower and Lender (the "Security Agreement"), covering certain Collateral described therein, and by a Guaranty of Payment of even date therewith (the "Guaranty") executed by Schlotzsky's Inc., a Texas corporation ("Guarantee) for the benefit of Lender; and

        WHEREAS, Lender and Borrower have agreed to modify the terms of payment of the Note and to amend the Note in certain other respects, and wish to reduce their agreement to writing;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower do hereby agree as follows:

        1.    Principal Balance. The parties acknowledge that the outstanding principal balance of the Note as of January 27, 2003, the effective date hereof (the "Effective Date") is $21,799,057.01.

        2.    Modification of Payment Terms. From and after the Effective Date, the Note shall be payable as follows:

            (i)  Commencing on February 15, 2003 and continuing on the fifteenth (15) day of each month thereafter, through and including the fifteenth (15th) day of March, 2004, payments of principal and accrued interest in the amount of Five Hundred Twenty Thousand Dollars ($520,000) each shall be due and payable.

          (ii)  Commencing on March 30,2004 and continuing on the thirtieth (30th) day of each month thereafter (except that the payment due for the month of February 2005 shall be payable on the last day of such month) payments of principal and accrued interest in the amount of Five Hundred Twenty Thousand Dollars ($520,000) each shall be due and payable.

          (iii)  A final payment of all principal and accrued interest shall be due and payable on June 30, 2005.

        3.    Other Note Modifications.

          (a)  The next to the last paragraph of the Note (which begins on page 2 of the Note) is hereby amended to read in its entirety as follows:

            "If any of the following events (each an 'Event of Default') shall occur and be continuing: (i) Maker shall fail to pay when due the principal balance of this Promissory Note, any installment of principal on this Promissory Note or any interest accrued on the principal amount of this Promissory Note and shall not cure such failure within three (3) Business Days after Maker receives written notice of such failure from Payee; or (ii) Maker shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any legal or administrative proceeding shall be instituted by or against Maker seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the case of any such proceeding instituted against Maker it shall remain undismissed for a period of 120 days; then, and in any such event, the holder hereof may, by notice to Maker: (A) declare this Promissory Note and all interest thereon to be forthwith due and payable, whereupon this Promissory Note and all accrued interest thereon shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Maker; (B) to the extent permitted by applicable law, bring suit at law, in equity or through other appropriate proceedings, whether for the specific performance of any covenant or agreement contained herein, for an injunction against a violation of any of the terms hereof, in aid of the exercise of any power granted hereby or thereby or by law, to recover judgment for any and all amounts due on this Promissory Note, or otherwise; and (C) exercise all of the remedies available to the secured party under the Security Agreement. For purposes hereof, the term "Business Day' shall mean any day that is not a Saturday, Sunday or day on which national banks in Austin, Texas are required or permitted to close."

          (b)  The following paragraph is hereby added to the Note:

            "If any principal and/or interest or any installment thereof is not paid on or before the date such installment is due Maker shall pay to Payee a late charge equal to the lesser of (x) ten percent (10%) of the payment of principal and/or interest then due and/or interest or (y) the maximum amount permitted by applicable law."

        4.    Fee. In consideration of Payee's execution and delivery of this Agreement, Maker shall pay to Payee, on or before February 15, 2003, a modification fee in the amount of $52,000.00.

        5.    Notices. All notices, requests, consents, demands and other communications required or which any party desires to give under the Note or the Security Agreement shall (notwithstanding anything now contained in Section 7(a) of the Security Agreement) be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States Mail, postage pre-paid, at the addresses specified below (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. Any notice given hereunder shall be addressed as follows:

IF TO BORROWER:	DFW Restaurant Transfer Corp. 203 Colorado Street Austin, Texas 78701 Facsimile No.: 512/236-3650 Attention: President
With Copies to:	Schlotzskys, Inc. 203 Colorado Street Austin, Texas 78701 Facsimile No.: 512/236-3650 Attention: Chief Executive Officer
Schlotzsky's, Inc. 203 Colorado Street Austin, Texas 78701 Facsimile No.: 512/236-3650 Attention: Chief Financial Officer

Schlotzsky's, Inc. 203 Colorado Street Austin, Texas 78701 Facsimile No.: 512/236-3740 Attention: General Counsel
IF TO LENDER:	NS Associates I, Ltd. 5720 LBJ Freeway, Suite 625 Dallas, Texas 75240 Facsimile No.: 972/788-2399 Attention: Morris P. Newberger
With Copy to:	Lester V. Baum Powell & Coleman, LLP 8080 N. Central Expressway Suite 1380 Dallas, Texas 75206 Facsimile No.: 214/373-8768

        6.    No Default. Lender hereby confirms that no Event of Default under the Note has occurred.

        7.    Representation Concerning Liens. Borrower acknowledges and represents that the liens and security interests created by the Security Agreement are valid and existing liens and security interests against the Collateral, and Borrower and Guarantor acknowledge and agree that there exists no offset, claim or defense of any kind to the Note as modified hereby, the Security Agreement or the Guaranty.

        8.    Binding Effect. This Modification Agreement shall bind the parties hereto and their respective heirs, personal representatives, successors and assigns.

        9.    Costs. Borrower agrees to pay all costs incurred by Lender in connection with or the preparation, execution and consummation of this Agreement, including, without limitation, Lender's attorneys' fees and other out-of-pocket expenses relating thereto.

        10.  No Prior Agreements. This Modification Agreement supersedes any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of Borrower and Lender.

        11.  Continued Effect. Except as modified hereby the Note, Security Agreement and Guaranty remain in full force and effect according to the terms and conditions contained therein, including, without limitation the terms of the Note which give Lender the right to accelerate the indebtedness evidenced by the Note and require Borrower to prepay all outstanding principal and accrued interest due thereunder upon the occurrence of a "charge in control of Guarantor or Holder," as defined in the Amended and Restated Option Agreement dated as of February 7, 2001 between Borrower, Lender and Guarantor.

        IN WITNESS WHEREOF, Lender, Borrower and Guarantor have executed this Modification Agreement and made it effective as of the 27th day of January, 2003.

BORROWER:
DFW RESTAURANT TRANSFER CORP.
By:	/s/ JOHN C. WOOLEY John C. Wooley, President
LENDER:
NS ASSOCIATES I, LTD.
By:	NS Associates, Inc., its General Partner
By:	/s/ MORRIS P. NEWBERGER Morris P. Newberger, President
GUARANTOR:
SCHLOTZSKY'S, INC., a Texas corporation
By:	/s/ JOHN C. WOOLEY John C. Wooley, President

QuickLinks

  Exhibit 10.34
MODIFICATION AGREEMENT